Exhibit 3.1.8
May-31-20Q1 OJMOpm From-COOLEY GODNAfiD +21 T-683 P.004/005 F-340 EXHIBIT A Amended and Restated Certificate of Incorporation of Ofoto, Inc. A Delaware Corporation FIRST: The name of the corporation is OFOTO, INC. (the “Corporation . SECOND: The address of the Corporation’s registered office in the Stale of Delaware is 1209 N. Orange Street, County of New Castle, Wilmington, DE 19801. The name of its registered agent at such address isthe Corporation Trust Company. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. FOURTH: The Corporation is authorized to issue one class of shares to be designated ''Common Stock”. The number of shares of Common Stock authorized to be issued is one hundred (100). The Common Stock shall have a par value of $ 0.0000001 per share. FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation. SIXTH: The election of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before the voting begins or unless the bylaws of the Corporation so provide. SEVENTH: To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any araeaduieni nor repeal of this Article Seventh, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Seventh, shall eliminate or reduce the effect of this Article Sevemh in respect of any matter occurring, or any cause of action, suit or claim thai, buc for this Article Seventh, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. EIGHTH: The Corporation shall not be subject to or governed by the provisions of Section 203 of the General Corporation Law of Delaware, or any

May-31-2001 03:10pni Fron-COOlEY GODWARP Z1 T-6B3 P.005/005 F-340 amendment or successor provisions thereto, with respect to business combinations between the Corporation and interested stockholders. NINTH: The Corporation reserves the right at any time, and from time to rime, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in farce may be added or inserted, in the manner now or hereafter prescribed by la\v; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

FROM CORPORATION TRUST fllLM. TEAM #2 (FED 2.25’05 13:41/ST.13:21/NO. 4863796204 P 2 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF OFQTO. INC. 4 I Ofoto, Inc,. a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, DOES HEREBY CERTIFY; FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation: RESOLVED, that the Certificate of Incorporation of Ofoto, Inc. be amended by changing Article I thereof so that, as amended, said Article shall read as follows: “The name of this corporation is Kodak Imaging Network, Inc” SECOND: That m lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the Genera) Corporation Law of the State of Delaware. THIRD; That the aforesaid amendment was duly adopted in accordance With the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State nf Delaware. IN WITNESS WHEREOF, said Ofoto, Inc. has caused this certificate to be signed by Catherine McCabe its Secretary, this 22nd day of February. 2005 OFOTO, INC. By. Catherine McCabe, Secretary State of Delaware Secretary of State Division of Corporations fleliw-ntd 01:40 PM 02/25/2005 FILED 01:14 PM 02/25/2005 SRV 050159978 — 3059736 FILE SBD-i IQ/lO’d Jtt-i im-m-m